UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 2, 2006
Asyst Technologies, Inc.
(Exact Name of Registrant, as Specified in Charter)

California	000-22430	94-2942251
(State or Other	(Commission File	(IRS Employer
Jurisdiction	Number)	Identification Number)
of Incorporation)

46897 Bayside Parkway,
Fremont,California		94538
(Address of Principal		(Zip Code)
Executive Offices)
Registrant’s telephone number, including area code: (510) 661-5000
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On November 2, 2006, we entered into a First Amendment to Credit Agreement that amended the terms of our existing Credit Agreement with Bank of America, N.A., and other lenders dated as of June 22, 2006. This amendment, which is dated as of October 13, 2006, corrects a typographical error with respect to a date, amends certain covenants of the borrowers, and adds a new covenant of the borrowers, all as more fully set forth in the copy of the amendment attached as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits:
99.1	First Amendment to Credit Agreement among Asyst Technologies, Inc., Asyst Japan, Inc., Bank of America, N.A., Keybank National Association, Union Bank of California, N.A., Development Bank of Japan, and Comerica Bank dated as of October 13, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASYST TECHNOLOGIES, INC.
Date: November 8, 2006	By:	/s/ Steve Debenham
Steve Debenham
Vice President, Secretary, and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description
99.1	First Amendment to Credit Agreement among Asyst Technologies, Inc., Asyst Japan, Inc., Bank of America, N.A., Keybank National Association, Union Bank of California, N.A., Development Bank of Japan, and Comerica Bank dated as of October 13, 2006